Exhibit 99.1

CHF Solutions Appoints Nestor Jaramillo, Jr. as President and Chief Executive Officer

EDEN PRAIRIE, MN, January 19, 2021 (GLOBE NEWSWIRE) -- CHF Solutions (Nasdaq: CHFS), a medical device company dedicated to changing the lives of patients suffering from fluid overload, today announced the appointment of President and Chief Operating Officer Nestor Jaramillo, Jr. to President and Chief Executive Officer (CEO), effective immediately. Predecessor CEO John Erb will continue to serve as the company’s Chairman of the Board.

Mr. Jaramillo joined CHF Solutions in May 2019 and has driven the evolution of the company’s therapeutic focus strategy from solely heart failure to an expansion into critical care and pediatrics. His vision to transform the trajectory of cardiorenal disease has led to an expansion in use of Aquadex ultrafiltration therapy, largely made possible through his recruitment of a highly talented commercial team.

“Nestor’s leadership has had a strong impact on the company’s commercial and operational success,” said John Erb, Chairman of CHF Solutions. “With his purpose-driven guidance, more patients have had access to the benefits of ultrafiltration. Nestor’s shift in strategy delivered consistent quarter over quarter growth in U.S. revenue and helped expand our international presence. I’m thrilled to see the company’s footprint and success continue to widen under Nestor’s direction.”

“When I joined CHF Solutions I was intrigued and impressed with the caliber and commitment of our team,” said Nestor Jaramillo, Jr., President and CEO of CHF Solutions. “Each team member is driven with purpose and there is a focused determination to improve the lives of patients who can benefit from our therapy. As we begin a new year together, I’m honored to lead our team to expand solutions for cardiorenal disease.”

Prior to joining CHF Solutions, Mr. Jaramillo was President and Chief Executive Officer of Innerspace Neuro Solutions, Inc., a commercial-stage medical technology company that developed, manufactured, and distributed an intracranial pressure monitoring system. He also worked in a variety of capacities at startup Transoma Medical, as well as Medtronic and St. Jude Medical (now Abbott). In addition to his medical device experience, Mr. Jaramillo spent seven years as a managing director in healthcare investment banking at both Cherry Tree & Associates and Craig-Hallum Capital in Minneapolis. He holds an electrical engineering degree from the University of North Dakota and a Master of Business Administration from the University of St. Thomas in Minnesota.

About CHF Solutions
CHF Solutions, Inc. (Nasdaq: CHFS) is a medical device company dedicated to improving the lives of patients suffering from fluid overload with its novel ultrafiltration therapy system. The company is focused on developing, manufacturing and commercializing the Aquadex SmartFlow system for ultrafiltration therapy. CHF Solutions is headquartered in Minneapolis, Minn., with wholly-owned subsidiaries in Australia and Ireland. The company has been listed on the Nasdaq Capital Market since February 2012.

About the Aquadex SmartFlow System
The Aquadex SmartFlow system delivers clinically proven therapy using a simple, flexible and smart method of removing excess fluid from patients suffering from hypervolemia (fluid overload). The Aquadex SmartFlow system is indicated for temporary (up to 8 hours) or extended (longer than 8 hours in patients who require hospitalization) use in adult and pediatric patients weighing 20 kg or more whose fluid overload is unresponsive to medical management, including diuretics. All treatments must be administered by a health care provider, within an outpatient or inpatient clinical setting, under physician prescription, both having received training in extracorporeal therapies.

Forward-Looking Statements
Certain statements in this release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the future growth of the company. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our ability to execute on our commercial strategy, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. CHF Solutions does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS

INVESTORS:
Claudia Napal Drayton
Chief Financial Officer, CHF Solutions, Inc.
952-345-4205
ir@chf-solutions.com

Matt Bacso, CFA
Gilmartin Group LLC
Matt.bacso@gilmartinir.com

MEDIA:
Jessica Stebing
Health+Commerce
260-336-6202
jstebing@healthandcommerce.com